                                                                   EXHIBIT 10.18


                           GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of 31st day of August, 2001

BETWEEN:

               SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

               (the "Debtor")

AND:

               TRW INC., a company duly incorporated pursuant to the laws of the State of Ohio, acting on behalf of its Automotive Electronics Group, North America, 24175 Research Dr., Farmington Hills, Michigan 48335-2642

               (the "Secured Party")

1.             SECURITY INTEREST

1.1 For consideration and as security for the payment and performance of the Obligations referred to in Clause 3 hereof, the Debtor, subject to the exceptions set out in Clause 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertaking of the Debtor (other than real property), of whatever nature or kind and wheresoever situate and all Proceeds thereof and therefrom, together with all substitutions, accessions and additions (all of which is hereinafter collectively called the "Collateral") including, without limiting the generality of the foregoing:

        (a)    Equipment

               all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which are hereinafter collectively called the "Equipment");

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                                      -2-


        (b)    Inventory

               all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in progress, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which are hereinafter collectively called the "Inventory");

        (c)    Accounts

               all Accounts, Deposit Accounts, debts, account receivables, claims, moneys and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor.

        (d)    Other Personal Property

               all Documents, Chattel Paper, Instruments, securities and money, and all other goods of the Debtor that are not Equipment, Inventory or Accounts; and

        (e)    Intangibles

               All General Intangibles, Contract Rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, Chattel Paper, Instruments, documents, securities or money.

2.             EXCEPTIONS

2.1 The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor will stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

2.2 There shall be excluded from the security interests hereby created any consumer goods of the Debtor.

3.             OBLIGATIONS SECURED

3.1 The security constituted by this Agreement is general and continuing security for the payment and satisfaction of all indebtedness of the Debtor to the Secured Party payable pursuant to the terms of that certain Termination Agreement between the Debtor and the Secured Party dated as of August 31, 2001 and the Secured Promissory Note entered into by Debtor and delivered to Secured Party, dated August 31, 2001 (collectively the "Obligations").

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                                      -3-


4.      ATTACHMENT

4.1 The Debtor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

5.             REPRESENTATIONS AND WARRANTIES

5.1 The Debtor, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor's obligations hereunder, legal, valid and binding.

5.2 The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, shown in Schedule "A" hereto and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

5.3 Any and all credit or other information furnished to Secured Party by Debtor in connection with the Debtor's obligation or financial condition or the value or condition of the Collateral is true and correct, and all such information hereafter furnished to Secured Party by Debtor will be true and correct when furnished.

5.4 Except as disclosed in the financial statements furnished to Secured Party by Debtor, and for trade payables arising in the ordinary course of Debtor's and its Subsidiaries' business since the date of such financial statements, there currently are no loans, other indebtedness for borrowed money or any guaranties, other than the Secured Promissory Note to TRW, any additional capital notes, any material purchases on account or credit and/or any refinancing of any assets which increases Debtor's debt, except in favor of Secured Party.

5.5 Except as set forth on Schedule 5.5 attached hereto, there are no judgments outstanding against Debtor or any of its Subsidiaries nor is there now pending or, to the best of Debtor's knowledge, threatened, any litigation, investigations, contested claim, or governmental proceeding by or against Debtor or any of its Subsidiaries except judgments and pending or threatened litigation, investigations, contested claims and governmental proceedings which are not, in the aggregate, material to Debtor's or any of its Subsidiaries' business, operations, condition (financial or otherwise) or prospects. None of the matters listed in Schedule 5.5 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (meaning, an effect when fairly and reasonably calculated in monetary terms would create a liability or obligation greater than $50,000.00 or result in any restriction on the manner in which its business is currently operated) on Borrower or any of its Subsidiaries.

5.6 Neither Debtor nor any of its Subsidiaries is in default in any material respect under any material agreement, contract, lease, or commitment to which it is a party or by which

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                                      -4-


it is bound. Debtor knows of no material dispute regarding any agreement, contract, lease, or commitment which is material to the continued financial success and well-being of Debtor or any of its Subsidiaries.

5.7 Each of Debtor and its Subsidiaries possesses adequate assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are necessary for each such entity to continue to conduct its business as heretofore conducted by it or contemplated to be conducted by it.

5.8 The written information, exhibits and reports furnished by or on behalf of Debtor or any of its Subsidiaries to Secured Party in connection with the Termination Agreement, Secured Promissory Note and this Agreement, and all certificates and documents delivered to Secured Party pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.9 The advances or other transfers of assets by Debtor to any Subsidiary or other affiliate of Debtor is, and at the Closing will be, accurately stated in the financial information provided to Secured Party with, and as part of, this Agreement, and with respect to all such transfers: (i) they are valid debt obligations of such Subsidiaries or other affiliates of Debtor payable to Debtor without set off or reduction; and (ii) there has been no default in the payment or performance of any of the Subsidiary's or other affiliate's obligations under promissory notes or other debt instruments evidencing those transfers.

6.             COVENANTS OF THE DEBTOR

6.1 The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

        (a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

        (b) fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

        (c) maintain insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require;

        (d)    maintain the Collateral in good order and repair;

        (e)    forthwith pay:

               (i) all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and will furnish such security as the Secured Party may require;

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                                      -5-


               (ii) all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created by this Security Agreement, other than the charges or security interests, if any, shown in the Schedule hereto and those consented to in writing by the Secured Party;

        (f) forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

               (i)    inspecting the Collateral;

               (ii)   investigating title to the Collateral;

               (iii) taking, recovering, keeping possession of and insuring the Collateral; and

               (iv) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations;

        (g)    notify the Secured Party immediately of:

               (i) any change in the information contained herein relating to the Debtor, its address, its business or the Collateral;

               (ii)   the details of any material acquisition of the Collateral;

               (iii)  any material loss or damage to the Collateral;

               (iv) any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

               (v) the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor;

               (vi) any change in Debtor's financial state, or the occurrence of any event, which has or could render Debtor insolvent, as that term is defined herein.

        (h) prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement; and

        (i) permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection the amount or condition of the Collateral or any

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                                      -6-


               other matter relating to the Collateral or Debtor's financial condition, and render all assistance necessary for such inspection.

        (j) do or cause to be done all things necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business.

        (k) Execute and deliver to the Secured Party upon request all financing statements, continuation statements and other documents that the Secured Party may request in its sole and absolute discretion, in form satisfactory to the Secured Party, and do and perform all other acts as may be necessary, to perfect and maintain perfected the Secured Party's security interest in the Collateral and to fully consummate all transactions contemplated under this Security Agreement. Debtor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers, employees or agents designated by the Secured Party) as Debtor's true and lawful attorney with power to sign the name of Debtor on any such documents.

        (l) Debtor shall provide Secured Party, at the request of Secured Party, with un-audited consolidated monthly and quarterly financial statements of Debtor and each Subsidiary, within forty-five days of the end each month and quarter, and with audited consolidated annual financial statements of Debtor and each Subsidiary within ninety days of the end of each fiscal year of Debtor; provided that TRW agrees not to trade any securities of SmarTire in contravention of applicable securities laws.

7.             NEGATIVE COVENANTS.

Debtor covenants and agrees that so long as the Obligations remain in effect and until payment in full of the Obligations.

        (a) Encumbrances. Debtor shall not and shall not suffer nor permit any of its Subsidiaries to create, incur, assume or suffer to exist any liens on any of its assets, including, without limitation, the Collateral, which ranks or could in any event rank in priority or pari passu with any security interest created by this Agreement, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Debtor shall, if appropriate under Generally Accepted Accounting Principles ("GAAP"), have set aside on its books and records adequate reserves, (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (iii) liens in favor of Secured Party, (iv) liens which arise by operation of government statute, (v) liens on equipment securing purchase money security indebtedness; and (vii) the security interests set forth on Schedule A to this

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                                      -7-


Agreement. Neither Debtor nor any of its Subsidiaries shall permit the filing of any financing statement naming Debtor or any such Subsidiary as debtor, except for financing statements filed with respect to Liens expressly required or permitted by this Agreement.

        (b) Other Indebtedness. Debtor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations of a type which would appear on a balance sheet of Debtor prepared in accordance with GAAP and which rank or could in any event rank in priority or pari passu with any security interest created by this Agreement, except (i) trade obligations and normal accruals in the ordinary course of business not past due by more than thirty (30) days, or with respect to which Debtor is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Debtor has set aside on its books adequate reserves therefore, if appropriate under GAAP, (ii) capitalized lease obligations or other purchase money indebtedness.

        (c) Consolidations, Mergers or Acquisitions. Debtor shall not recapitalize, amalgamate, consolidate with, merge with, or otherwise acquire all or any significant portion of the assets or properties of any other entity, association or organization ("Person") (or a division thereof), or sell or issue securities to any Person, which would directly or indirectly place such Person in Control of Debtor, as a result of such sale or issuance, or enter into any agreement with respect to any of the foregoing. For purposes of this Agreement a Person shall have "Control" of Debtor if such Person has the ability to elect a majority of the directors on the Board of Directors or otherwise has the ability to direct the management, financial, operational or otherwise, of the Debtor.

        (d) Investments or Loans. Debtor shall not make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the Canadian or United States governments, and
(ii) investments in negotiable certificates of deposit maturing within one hundred eighty (180) days from the date of issuance, issued by a Canadian chartered bank listed in Schedule A to the Bank Act (Canada), bankers acceptances and high grade commercial paper, and (iii) investments in Subsidiaries of Debtor which have guaranteed the Obligations.

        (e) Disposal of Property. Neither Debtor nor any Subsidiary shall sell, lease, transfer or otherwise dispose of any of the Collateral or any of its other properties, assets and rights to any person, except for (i) sales of inventory to customers in the ordinary course of business.

        (f) Compensation to Certain Persons. Debtor shall not make any advances or loans to, or pay any compensation, bonuses, fees or other similar amounts to, any persons who are shareholders or affiliates of Debtor, or of shareholders of Debtor, other than in the ordinary course of business and pursuant to the reasonable requirements of Debtor's business.

        (g) Distributions and Redemptions. Debtor shall not, nor permit any Subsidiary to, directly or indirectly, (i) redeem, purchase or otherwise retire any capital stock or other equity interests of any person other than Secured Party, (ii) declare or pay any distributions on any capital stock or other equity interests of any person other than Secured Party, (iii) return capital of any person to any of its equity holders other than Secured Party or (iv) make any other distribution on or in respect of any capital stock or other equity interests other than Secured Party

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                                      -8-


(the items referred to in clauses (i) through (iv) above being referred to herein collectively as "Restricted Junior Payments"), except that any Subsidiary of Debtor may make dividends and distributions to Debtor.

        (h)    [Intentionally left blank]

        (i)    [Intentionally left blank]

        (j)    [Intentionally left blank]

        (k) Sale and Leasebacks. Borrower shall not become liable with respect to any lease of any property (i) which it sold or transferred or is to sell or transfer to any other person or (ii) which it intends to use for substantially the same purposes as any other property which has been or is to be sold by it.

        (l) Intellectual Property Transfers. Neither Debtor nor any affiliate or Subsidiary of Debtor shall dispose of, sell or transfer (i) exclusive rights to any intellectual property, (ii) ownership (or substantially all the attributes of ownership), or (iii) any other right, title or interest in or to its intellectual property of any kind, except (with respect to this (iii)) in the ordinary course of business, to any third party (directly or indirectly, by agreement, joint venture, strategic alliance or otherwise).

        (m) Other Matters. Subsequent to the Closing, Debtor will not manipulate the timing of sales, the receipt of revenues or take any other action for the purpose of affecting or in any way impairing Debtor's ability to make the payments to Secured Party required under the Obligations, promptly, and perform all of its other obligations under this Agreement fully and punctually.

8.             PERFORMANCE OF OBLIGATIONS

8.1 If the Debtor fails to perform its Obligations hereunder, the Secured Party may, but will not be obligated to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith will be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

9.             RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1 Except as permitted herein or by the Act, the Debtor will not, without the prior written consent of the Secured Party:

        (a)    sell, lease or otherwise dispose of the Collateral;

        (b)    release, surrender or abandon possession of the Collateral; or

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                                      -9-


        (c)    move or transfer the Collateral from its present location.

9.2 Provided that the Debtor is not in default under this Security Agreement, the Debtor may, at any time and without the consent of the Secured Party, lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

10.            DEFAULT

10.1 The Debtor will be in "Default" under this Security Agreement, unless waived in writing by the Secured Party, upon the occurrence or happening of any of the following events:

        (a) the Debtor fails to make any payment when due pursuant to the terms of any of the Obligations;

        (b) the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party set forth in this Agreement or any other agreement or document in effect between Debtor and Secured Party, including but not limited to, the Termination Agreement, Secured Promissory Note and any and all license agreements;

        (c) any representation or warranty made by the Debtor or any of its officers or directors in connection with any of the Obligations of the Debtor to the Secured Party hereby secured proves at any time to be materially incorrect as of the date made;

        (d) the Debtor becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Debtor or any other person whereby the Debtor may be dissolved, wound-up, reorganized, or declared bankrupt or insolvent (for purposes of this Agreement the term "insolvent" means (i) that the liabilities of Debtor exceed its assets, or
               (ii); Debtor is unable to pay its obligations as they mature in the ordinary course of its business operations.)

        (e) a receiver or receiver-manager is appointed in respect of the Debtor or any part of the Collateral;

        (f) any execution, sequestration, extent, or any other process of any kind is levied or enforced upon or against the Collateral or any part thereof and remains unsatisfied for a period of 10 days;

        (g) without the prior written consent of the Secured Party, the Debtor creates or permits to exist any charge, encumbrance or lien on, or claim against or any security interest in, any of the Collateral which ranks or could in any event rank in priority to or pari passu with any security interest or charge created by this Security Agreement with the exception of the security interests listed in Schedule "A" hereto;

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                                      -10-


        (h) the holder of any other charge, encumbrance or lien on, or claim against, or security interest in, any of the Collateral does anything to enforce or realize on such charge, encumbrance, lien, claim or security interest;

        (i) an order is made or an effective resolution is passed for the winding up of the Debtor; or

        (j) the Debtor enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person.

11.            ENFORCEMENT

11.1 Upon any Default under this Security Agreement, the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

        (a) appoint by instrument a receiver, receiver and manager or a receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

        (b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

        (c) preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

        (d) sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the moneys therefor are actually received; and

        (e) exercise all of the rights and remedies of a secured party under the Act.

11.2 A Receiver appointed pursuant to this Security Agreement will be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, will have all the powers of the Secured Party hereunder, and in addition will have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any of the Collateral; such security interest may rank before or pari passu with or behind any security interest created by this Security Agreement, and if it does not so specify such security interest will rank before the security interests created by this Security Agreement.

11.3 All amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

        (a) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

               (i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

               (ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

        (b) in or toward payment to the Secured Party of all principal and other moneys (except interest) due in respect of the Obligations; and

        (c) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

12.            DEFICIENCY

12.1 If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13.            RIGHTS CUMULATIVE

13.1 All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

14.            LIABILITY OF SECURED PARTY

14.1 The Secured Party will not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except

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                                      -12-


actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15.            APPOINTMENT OF ATTORNEY

15.1 Debtor appoints the Secured Party, the Secured Party's designee or the Receiver as its attorney-in-fact to endorse Debtor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Secured Party or its designee's possession; to sign Debtor's name on any document relating to any Accounts, on drafts against Debtors, on schedules and assignments of Accounts, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by the Secured Party or its designee, to receive and open all mail addressed to Debtor and to retain all mail relating to Collateral and forward all other mail to Debtor; and to do all things necessary to carry out or enforce this Agreement. Debtor ratifies and approves all acts of the Secured Party or its designee as attorney-in-fact. The Secured Party, or its designee, as attorney-in-fact, will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that neither the Secured Party or its designee will exercise this power until after a Default.

16.            ACCOUNTS

16.1 Notwithstanding any other provision of this Security Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to be advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All moneys or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

17.            APPROPRIATION OF PAYMENTS

17.1 Any and all payments made in respect of the Obligations from time to time and moneys realized from any security interests held therefor (including moneys collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

18.            LIABILITY TO ADVANCE

18.1 None of the preparation, execution, perfection and registration of this Security Agreement or the advance of any moneys will bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

19.            WAIVER

19.1 The Secured Party may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion will be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

20.            NOTICE

20.1 Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted will be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

21.            EXTENSIONS

21.1 The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

22.            NO MERGER

22.1 This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

23.            ASSIGNMENT

23.1 The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

24.            SATISFACTION AND DISCHARGE

24.1 Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, will be deemed not to be a redemption or discharge of this Security Agreement. The Debtor will be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor.

25.            ENUREMENT

25.1 This Security Agreement will enure to the benefit of the Secured Party and its successors and assigns, and will be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

26.            INTERPRETATION

26.1           In this Security Agreement:

        (a) "Account" means (a) any account, and (b) any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance; all guaranties, letters of credit and other security for any of the above; and all books and records, documents, papers and electronically recorded data recording, evidencing or relating to or evidencing an interest in or relating to the above.

        (b)    "account receivable" means:

               (i) any account receivable, Account, Chattel Paper, or Document owned, acquired, or received by a Person;

               (ii) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced; and

               (iii) any right, title, and interest in a Person's Goods which were sold, leased, or furnished by that Person and gave rise to either i) or ii) above, or both of them including, without limitation:

                      (A) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods;

                      (B) any rights to reclaim a Person's sold, leased, or furnished Goods; and

                      (C) any rights a Person has in such sold, leased, or furnished Goods that have been returned to or repossessed by that Person.

        (c) "Cash Security" means all cash, Instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which the Debtor presently has or may hereafter have any claim, that presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Lender.

        (d) "Chattel Paper" means (a) any chattel paper, and (b) any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Goods. If a transaction is evidenced both by such an agreement for security or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

        (e) "Collateral" has the meaning set out in Clause 1 hereof and any reference to Collateral will, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

        (f) "Contract Right" means (a) any contract right, including any and all rights under any agreements to which the Debtor is a party, and (b) any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper; all guaranties, letters of credit and other security for the above; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

        (g) "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith will be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, will apply and be binding upon each of them severally;

        (h) "Deposit Account" means (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings bank, savings association, credit union, or similar organization, other than an account evidenced by a certificate of deposit.

        (i) "Document" means (a) any document, (b) any document of title, including a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

        (j) "General Intangible" means any general intangible, chose in action, cause of action, obligation or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature, other than goods, Accounts, Contract Rights, Chattel Paper, Documents, Instruments and money, but including, without limitation, patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, imbedded software, tax refund claims, and all books and records, including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

        (k)    "Instrument" means:

               (i)    any instrument;

               (ii) any negotiable or non-negotiable instrument (including, without limitation, drafts, checks, acceptances, certificates of deposit, and notes);

               (iii)  any security; and

               (iv)   any other writing which:

                      (A)    evidences a right to the payment of money,

                      (B)    is not itself a security agreement or lease, and

                      (C) is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

        (l) "Proceeds" means (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, money, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a Contract Right, any insurance or condemnation award payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Security Agreement, the Secured Party's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Secured Party to the sale, exchange, collection, or other disposition of any or all of the Collateral by the Debtor.

        (m) "Subsidiary or Subsidiaries" shall mean any one or more, as the case may be, of the following affiliates or subsidiaries of
               Debtor: (i) SmarTire USA, Inc.; (ii) SmarTire Technologies, Inc.; and iii) SmarTire (Europe) Limited.

        (n) "the Act" means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time.

26.2 Words and expressions used herein that have been defined in the Act will be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

26.3 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement will not affect the validity or enforceability of any other clause or the remainder of such clause.

26.4 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

26.5           This Security Agreement will be governed by the laws of British
Columbia.

27.            COPY OF AGREEMENT AND FINANCING STATEMENT

27.1           The Debtor hereby:

        (a)    acknowledges receipt of a copy of this Security Agreement; and

        (b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the date set forth above.


                                              Execution Date
----------------------------------------------------------------------------------------------------
        Officer Signature(s)                 Y       M       D           Transferor/Borrower/Party
                                                                                Signature(s)


/s/ GAIL N. SPIESS                           01      8       31    SMARTIRE SYSTEMS INC. by its
------------------------                                           authorized signatory
Name: Gail N. Spiess
Address: 3924 Auburn Drive                                         /s/ ROBERT V. RUDMAN
Royal Oak, Michigan, USA                                           ----------------------
                                                                   Robert V. Rudman
Occupation: Executive Secretary
----------------------------------------------------------------------------------------------------

        Principal Address of Debtor:

        150 - 13151 Vanier Place
        Richmond, British Columbia
        V6V 2J1

                                  SCHEDULE "A"

                                  SEE ATTACHED.